                                                                     EXHIBIT 2.6
                         AGREEMENT AND PLAN OF MERGER


                                 BY AND AMONG



                               IXL MERGER CORP.,

                              IXL HOLDINGS, INC.,

                       CONSUMER FINANCIAL NETWORK, INC.

                          MELLETT, REENE & SMITH, LLC

                                DEREK V. SMITH,

                               MICHAEL W. REENE

                                      AND

                               EDWIN R. MELLETT



                         DATED AS OF DECEMBER 13, 1996

                                 EXHIBITS
                                 --------



Sub's Closing Certificate............................................. Exhibit A

CFN's Closing Certificate............................................. Exhibit B

Merger Certificates................................................... Exhibit C

                                 SCHEDULES
                                 ---------

Certificate of Incorporation of Surviving Corporation..............................  Schedule 3.1

Articles of Incorporation and Bylaws of CFN........................................  Schedule 5.1(a)

Articles of Organization and Operating Agreement of MRS............................  Schedule 5.1(b)

Absence of Conflicting Agreements..................................................  Schedule 5.4

Title to CFN Assets................................................................  Schedule 5.6

The Contracts......................................................................  Schedule 5.7(a)

Exceptions to Contracts............................................................  Schedule 5.7(b)

Intangible Property................................................................  Schedule 5.8(a)

Exceptions to Intangible Property..................................................  Schedule 5.8(b)

No Litigation; Labor Disputes; Compliance with Laws................................  Schedule 5.9

Insurance..........................................................................  Schedule 5.11

Employees..........................................................................  Schedule 5.13

Conflicting Agreements.............................................................  Schedule 6.3

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER is entered into this 13th day of December, 1996, by and between CONSUMER FINANCIAL NETWORK, INC., a Georgia corporation ("CFN"); MELLETT, REENE & SMITH, LLC, a Georgia limited liability partnership ("MRS"); DEREK V. SMITH ("Smith"); MICHAEL W. REENE ("Reene"); EDWIN
R. MELLETT ("Mellett"); IXL HOLDINGS, INC., a Delaware corporation ("Parent"); and IXL MERGER CORP., a Delaware corporation, or its successors or assigns ("Sub").

                               R E C I T A L S:
                               - - - - - - - -

     A.  CFN is engaged in the business of Internet-based insurance brokerage.

     B.  100% of the outstanding capital stock of CFN is owned by MRS.

     C. 100% of the outstanding membership interests in MRS are owned by Smith, Reene and Mellett.

     D. CFN and Sub each desire to merge their respective companies and business operations, all on the terms and subject to the conditions set forth herein.

     E. The respective Boards of Directors of Parent, Sub and CFN deem it advisable and in the best interests of their respective corporations and respective stockholders that Sub and CFN merge with each other pursuant to the Georgia Business Corporation Code and the Delaware General Corporation Law, with Sub as the surviving corporation, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants, benefits, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the meanings specified:

     "AGREEMENT" shall mean this Agreement and Plan of Merger, together with the Schedules and the Exhibits attached hereto, as the same shall be amended from time to time in accordance with the terms hereof;

     "AMENDMENT TO STOCKHOLDERS AGREEMENT" shall mean the First Amendment to Stockholders Agreement dated of even date herewith among the stockholders of Parent.

          "BUSINESS" shall mean the business operations of CFN;

          "CFN GROUP" shall mean CFN, the CFN Shareholder, Mellett, Reene and Smith;

          "CFN SHAREHOLDER" shall mean MRS;

          "CFN ASSETS" shall mean the right, title and interest of CFN in and to all assets used in the Business;

          "CFN STOCK" shall mean one thousand eight hundred seventy six (1,876) shares of the no par value common capital stock of CFN;

          "CFN'S CLOSING CERTIFICATE" shall mean the certificate delivered by CFN to Sub at the Closing, in the form of Exhibit B attached hereto;
                                               ---------

          "CLOSING" shall mean the conference to be held at 10:00 a.m., Atlanta, Georgia time on the Closing Date at the offices of Minkin & Snyder, P.C., One Buckhead Plaza, 3060 Peachtree Road, Suite 1100, Atlanta, Georgia 30305, or at such other time and place as the parties may mutually agree to in writing, at which the transactions contemplated by this Agreement shall be consummated;

          "CLOSING DATE" shall mean the date hereof;

          "COPYRIGHTS" shall mean all copyrights and copyright applications owned by CFN or related to the Business;

          "EFFECTIVE TIME" shall have the meaning set forth in Section 1.3 hereof;

          "INTANGIBLE PROPERTY" shall mean (a) the Copyrights, (b) the Trademarks, (c) the Trade Secrets, and (d) all goodwill associated therewith;

          "KNOWLEDGE OF CFN" shall mean the actual knowledge of Joseph Switzer, or the knowledge he would have possessed upon reasonable investigation of the affairs and operations of the Business;

          "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, claim, lien, lease (including any capitalized lease) or charge of any kind, whether voluntarily incurred or arising by operation of law or otherwise, affecting any assets or property of CFN or the Business, and any agreement to give or grant any of the foregoing;

          "MERGER" shall mean the merger between CFN and Sub as contemplated by this Agreement;

          "MERGER CERTIFICATES" shall mean the Certificates of Merger, in the form of Exhibit A attached hereto, to be dated of even date herewith, filed
             ---------
     with the Secretary of State of Delaware and the Secretary of State of Georgia;

          "PARENT" shall mean IXL Holdings, Inc., a Delaware corporation;

          "PARENT STOCK" shall mean Five Hundred (500) shares of the Class B Common Stock, $.01 par value per share, of Parent;

          "PERSON" shall mean any natural person, general or limited partnership, corporation, limited liability company, firm, association or other legal entity;

          "STOCKHOLDERS AGREEMENT" shall mean the Stockholders Agreement, dated April 30, 1996, as amended by and among Parent and the other parties thereto;

          "SUB'S CLOSING CERTIFICATE" shall mean the certificate delivered by Sub to CFN at Closing, in the form of Exhibit C attached hereto;
                                           ---------

          "SURVIVING CORPORATION" shall have the meaning set forth in Section
     2.1 hereof.

          "TRADE SECRETS" shall mean all proprietary information of the CFN relating to the Business;

          "TRADEMARKS" shall mean all of those trade names, trademarks, service marks, logos, trademark and service mark registrations and trademark and service mark applications owned, used, held for use, licensed by or leased by CFN relating to the Business;

          1.2 SINGULAR/PLURAL; GENDER. Where the context so requires or permits, the use of the singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.

                                  ARTICLE II

                                  THE MERGER

          2.1 THE MERGER. Upon the terms and subject to the conditions hereof, at the Effective Time, CFN shall be merged with and into Sub, and the separate existence of CFN shall thereupon cease, and Sub shall continue as the surviving corporation in the Merger under the laws of the State of Delaware under the name set forth in the Certificate of Incorporation of Sub. For purposes of this Agreement, Sub shall be referred to, for the period commencing on the Effective Time, as the "Surviving Corporation".

          2.2 EFFECTIVE TIME OF THE MERGER. The Merger shall become effective upon the filing of the respective Merger Certificates with the Secretary of State of Delaware and the Secretary of State of Georgia, in accordance with the provisions of the Delaware General Corporation Law

     (the "DGCL") and the Georgia Business Corporation Code ("GBCC"), or at such other time as Sub and CFN shall agree should be specified in the Certificate of Merger. When used in this Agreement, the term "Effective Time" shall mean the time at which the Merger Certificate is accepted for filing by the Secretary of State of Delaware and Secretary of State of Georgia or such time as otherwise specified in the Merger Certificates.

          2.3 EFFECT OF THE MERGER. The Merger shall, from and after the Effective Time, have all the effects provided by the DGCL and GBCC. If at any time after the Effective Time, any further action is deemed necessary or desirable to carry out the purposes of this Agreement, the parties hereto agree that the Surviving Corporation and its proper officers and directors shall be authorized to take, and shall take, any and all such action.

                                  ARTICLE III

                           THE SURVIVING CORPORATION

          3.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Sub, a copy of which is attached hereto as Schedule 3.1, shall be
                                                       ------------
     the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until thereafter changed or amended as provided therein or by applicable law.

          3.2 BYLAWS. The Bylaws of the Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

          3.3 BOARD OF DIRECTORS; OFFICERS. The Board of Directors and officers of the Sub immediately prior to the Effective Time shall be the Board of Directors and officers, respectively, of the Surviving Corporation, until the earlier of their respective resignations or the time that their respective successors are duly elected or appointed and qualified.

                                  ARTICLE IV

                             CONVERSION OF SHARES

          4.1 MERGER CONSIDERATION. As of the Effective Time, by virtue of the Merger and without any action on the part of any stockholder of CFN or Sub:

               (a) All shares of CFN Stock held by CFN shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

               (b) Each issued and outstanding share of CFN Stock (other than any Dissenting Shares, as defined in Section 4.2) shall be canceled and retired and shall cease to exist;

                (c) The CFN Shareholder shall receive .267 shares of the Class B Common Stock of Parent for each share of CFN Stock owned by the CFN Shareholder and canceled pursuant to Section 4.1(b); and

                (d) Each issued and outstanding share of common stock of Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          4.2 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, no issued and outstanding share of CFN Stock held by a stockholder of CFN who objects to the Merger and complies with all of the provisions of the DGCL and GBCC concerning the right of holders of CFN Stock to dissent from the Merger and require appraisal of his shares of CFN Stock ("Dissenting Stockholders") shall be canceled as described in Section 4.1(b), but shall instead become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the DGCL and GBCC; provided, however, that each share of CFN Stock issued and
                    --------- -------
     outstanding immediately prior to the Effective Time of the Merger and held by a Dissenting Stockholder ("Dissenting Shares") who shall, after the Effective Time of the Merger, withdraw his demand for appraisal or lose his right of appraisal, in either case pursuant to the DGCL and GBCC, shall be deemed to be canceled as of the Effective Time of the Merger, and such CFN shareholder shall receive such shares of Parent Stock, all as set forth in
     Section 4.1 hereof. CFN shall give Parent prompt notice of any written demands for appraisal of shares of CFN Stock, and the opportunity to direct all negotiations and proceedings with respect to any such demands. CFN shall not, without the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer to settle or otherwise negotiate, any such demands.

          4.3 NO FURTHER RIGHTS. From and after the Effective Time, holders of certificates theretofore evidencing CFN Stock shall cease to have any rights as stockholders of CFN, except as provided herein or by law.

          4.4 CLOSING OF THE CFN'S TRANSFER BOOKS. At the Effective Time, the stock transfer books of CFN shall be closed and no transfer of CFN Stock shall be made thereafter. If after the Effective Time, certificates for CFN Stock are presented to Parent or the Surviving Corporation, they shall be canceled and exchanged for an amount of Parent Stock as set forth in
     Section 4.1 hereof, subject to applicable law in the case of Dissenting Shares.

          4.5  CLOSING DATE DELIVERIES. On the Closing Date:

                (a) CFN shall deliver, or cause to be delivered to Parent, properly executed and dated as of the Closing Date (i) the Merger Certificates, (ii) CFN's Closing Certificate, (iii) the Amendment to Stockholders Agreement, and (iv) such other documents as Parent or Sub may reasonably request.

                (b) Sub shall deliver, or cause to be delivered to CFN, properly executed and dated as of the Closing Date (i) the Merger Certificates, (ii) Sub's Closing Certificate, and (iii) such other documents as CFN may reasonably request.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CFN

          Subject to the limitations provided in Sections 8.8(a) and (b) hereof, each of CFN, the CFN Shareholder, Mellett, Reene and Smith, as applicable, represent and warrant to Sub (which representations and warranties shall survive the Closing for a period of six (6) months), as follows:

          5.1  ORGANIZATION.

               (a) CFN is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia, and is qualified to do business as a foreign corporation in all jurisdictions where such qualification is required for the operation of the Business. CFN has the power and authority to own, lease and operate its properties and to carry on the Business in the places where such properties are now owned, leased or operated as the Business is now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of CFN as in effect on the date hereof are attached as Schedule 5.1(a) hereto.
                            ---------------

               (b) MRS is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia, and is qualified to do business as a foreign limited liability company in all jurisdictions where such qualification is required for the operation of its business. MRS has the power and authority to own, lease and operate its properties and to carry on its business in the places where such properties are now owned, leased or operated as its business is now conducted. Complete and correct copies of the Articles of Organization and Operating Agreement of MRS as in effect on the date hereof are attached as Schedule
                                                                      --------
     5.1(b) hereto.
     ------

          5.2 CAPITALIZATION. The authorized capital stock of CFN consists of Five Thousand (5,000) shares of common capital stock, no par value, and Five Thousand (5,000) shares of preferred stock. As of the date hereof, (i) 1,876 shares of CFN Stock are validly issued and outstanding, fully paid and nonassessable; (ii) all of the previously outstanding preferred stock of CFN has been properly redeemed and canceled; (iii) there are no bonds, debentures, notes or other indebtedness issued or outstanding having general voting rights under ordinary circumstances; and (iv) except as contemplated by this Agreement, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating CFN to issue, deliver or sell shares of its capital stock, or obligating CFN to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment.

          5.3 AUTHORIZATION; ENFORCEABILITY. CFN has the necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by CFN have been duly and validly authorized and approved by CFN's Board of Directors and the holders of the required percentage of CFN Stock and no other corporate or stockholder proceedings on the part of CFN necessary to authorize or approve this

     Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by each member of the CFN Group and constitutes the valid and binding obligation of the members of the CFN Group, enforceable against each member of the CFN Group in accordance with its terms except as such enforceability may be limited by general principles of equity or principles applicable to creditors rights generally.

          5.4 ABSENCE OF CONFLICTING AGREEMENTS. Except as set forth on Schedule
                                                                        --------
     5.4 hereto, neither the execution, delivery or performance of this
     ---
     Agreement by CFN, nor the consummation of the Merger or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time or both, or otherwise:

               (a) conflict with, result in a breach of, or constitute a default under the Articles of Incorporation and Bylaws of CFN, or any federal, state or local law, statute, ordinance, rule or regulation applicable to CFN, or any court or administrative order or process, or any Contract or other material agreement, arrangement, commitment or plan to which CFN is a party or by which CFN is bound, and which relates to the ownership or operation of the Business or the CFN Assets;

               (b)  result in the creation of any Lien upon any of the CFN
     Assets;

               (c) terminate, amend or modify, or give any party the right to terminate, amend, modify, abandon or refuse to perform any material agreement to which CFN is a party or bound or to which the Business or the CFN Assets are bound or subject;

               (d) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency or other authority; or

               (e) require the consent of any Person under any material agreement to which CFN is a party or bound or to which the Business or the CFN Assets are bound or subject.

          5.5 CFN ASSETS. The CFN Assets include all of the assets, properties and rights of every type and description that are necessary for or used in the conduct of the Business of CFN in the manner in which the Business has been and is now conducted.

          5.6  TITLE TO CFN ASSETS. Except as set forth on Schedule 5.6 hereto,
                                                           ------------
     CFN owns good and marketable title to, or has valid leasehold interests in, all of the respective CFN Assets, free and clear of any and all Liens, other than liens for taxes not yet due and payable.

          5.7  THE CONTRACTS. Schedule 5.7(a) hereto contains a list of all of
                              ---------------
     the agreements relating to the Business that involve average annual payments or receipts by CFN of greater than One Thousand Dollars ($1,000) (the "Contracts"). Except as set forth on Schedule 5.7(b) hereto;
                                               ---------------

               (a) no event has occurred under any of the Contracts that would constitute a default thereunder or that, with notice or the lapse of time or both, would constitute such a default on the part of CFN or, to the Knowledge of CFN, on the part of any other party thereto;

               (b) each of the Contracts is in full force and effect, and constitutes the legal and binding obligation of, and is legally enforceable against CFN, and to the Knowledge of CFN, against each other party thereto in accordance with its terms;

               (c) CFN has furnished to Parent true and complete copies of all Contracts, including all amendments, modifications and supplements thereto, and Schedule 5.7(a) hereto contains summaries of the provisions of all oral
         ---------------
     contracts;


               (d) all right, title and interest in and to the Contracts is fully assignable to Sub without the consent, approval or waiver of any other Person.

          5.8  INTANGIBLE PROPERTY. Schedule 5.8(a) hereto contains a complete
                                    ---------------
     and accurate list of all Intangible Property used in the Business. Except as set forth on Schedule 5.8(b) hereto:
                     ---------------

               (a) there are no claims, demands or proceedings instituted, pending or, to the Knowledge of CFN, threatened by any third party pertaining to or challenging CFN's right to use any of the Intangible Property;

               (b) there are no royalty or licensing agreements relating to any of the Intangible Property;

               (c) the Intangible Property constitutes all Copyrights, Trademarks, Trade Secrets and rights in and to the operating/business names necessary or appropriate for or used in the operation of the Business; and

               (d) all Copyrights and Trademarks included in the Intangible Property are transferable to Sub by the sole act of CFN.

          5.9 NO LITIGATION; LABOR DISPUTES; COMPLIANCE WITH LAWS. Except as set forth on Schedule 5.9 hereto:
                  ------------

               (a) There is no decree, judgment, order, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending or, to the Knowledge of CFN, threatened, to which CFN is a party or to which CFN or the CFN Assets are subject which would have a material adverse effect on the Business or the CFN Assets. There is no investigation by any commission, agency or other administrative or regulatory body or authority pending or, to the Knowledge of CFN, threatened, which is specifically concerned with CFN, the Business or the CFN Assets.

               (b) The Business is not subject to or bound by any labor agreement or collective bargaining agreement, there is no labor dispute, grievance, controversy, strike or request for union representation pending or to the Knowledge of CFN threatened against CFN relating to or affecting the Business, and no events have occurred that would give rise to any such labor dispute, controversy, strike or request for representation.

                (c) CFN owns and operates, and has owned and operated, its properties and assets, and carries on and conducts, and has carried on and conducted, the Business, in compliance with all material federal, foreign, state and local laws, statutes, ordinances, rules and regulations, and all court or administrative orders or processes.

          5.10 TAXES. CFN has duly filed all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports, including extensions (including, but not limited to, those filed on a consolidated, combined or unitary basis), required to have been filed by CFN prior to the date hereof, and has timely paid all amounts shown thereon to be due and payable. As of the date hereof, all deficiencies proposed as a result of any audits have been paid or settled.

          5.11 INSURANCE. CFN has in full force and effect the liability and casualty insurance insuring the Business and the CFN Assets attached hereto as Schedule 5.11. CFN is not in default with respect to such insurance
        -------------
     policies, and CFN has not failed to give any notice or present any claim under any policies in due and timely fashion.

          5.12 BROKERS. Neither this Agreement nor the Merger or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of or representing CFN as broker, finder, investment banker, financial advisor or in any similar capacity.

          5.13  EMPLOYEES.  Schedule 5.13 hereto is a true and complete list
                            -------------
     showing the names and current annual salary rates of all employees, consultants and independent contractors of CFN. There are no employment agreements between CFN and their respective employees or professional service agreements not terminable at will relating to the Business. The consummation of the transactions contemplated under this Agreement will not cause Sub or Parent to incur or suffer any liability relating to, or obligation to pay, severance, termination, or other payments to any Person or entity.

          5.14 EMPLOYEE BENEFIT PLANS. CFN has not at any time maintained or been a party to or made contributions to any Employee Benefit Plan.

          5.15 ACCREDITED INVESTORS; INVESTMENT PURPOSE. Each of Mellett, Reene and Smith represents that he is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Each of the CFN Shareholder, and Mellett, Reene and Smith, through their respective ownership interests in the CFN Shareholder, is acquiring the Parent Stock solely for his or its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, whether directly or indirectly. Each of the CFN Shareholder and Mellett, Reene and Smith agrees that none of them will, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Parent Stock (or solicit any offers to buy, purchase or other acquire or take a pledge of any such shares) except in compliance with the Securities Act and the rules and regulations thereunder, other applicable laws, rules and regulations, and the Stockholders' Agreement.

          5.16 RESTRICTIONS ON TRANSFER. The CFN Shareholder and each of Mellett, Reene and Smith acknowledge that (i) the shares of Parent Stock received by the CFN Shareholder hereunder have not been registered under the Act, (ii) such shares may be required to be held indefinitely, and the CFN Shareholder must continue to bear the economic risk of the investment in such shares unless such shares are subsequently registered under the Securities Act or an exemption from such registration is available, (iii) there may not be any public market for such shares in the foreseeable future, (iv) Rule 144 promulgated under the Securities Act is not presently available with respect to sales of any securities of Parent and Parent has made no covenants to make such Rule available and such Rule is not anticipated to be available in the foreseeable future, (v) when and if such shares may be disposed of without registration in reliance upon Rule 144, such disposition can be made only in limited amounts and in accordance with the terms and conditions of such Rule, (vi) if the exemption afforded by Rule 144 is not available, public sale without registration will require the availability of an exemption under the Securities Act, (vii) restrictive legends shall be placed on the certificates representing such shares, and (viii) a notation shall be made in the appropriate records of CFN indicating that such shares are subject to restrictions on transfer and, if CFN should in the future engage the services of a stock transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to such shares.

          5.17 ABILITY TO BEAR RISK; ACCESS TO INFORMATION; SOPHISTICATION. Each of the CFN Shareholder, Mellett, Reene and Smith represents and warrants that (i) his or its financial situation is such that he or it, as the case may be, can afford to bear the economic risk of holding the Sub Stock acquired by him or it (whether directly or indirectly) hereunder for an indefinite period and (ii) he or it, as the case may be, can afford to suffer the complete loss of such shares. Each of Mellett, Reene and Smith represents and warrants that (x) he has been granted the opportunity to ask questions of, and receive answers from, representatives of Sub and Parent concerning the terms and conditions of the Parent Stock hereunder and to obtain any additional information that he deems necessary, (y) his knowledge and experience in financial business matters is such that he is capable of evaluating the merits and risk of ownership of the Stock, and
     (z) he has carefully reviewed the terms of the Stockholders' Agreement and has evaluated the restrictions and obligations contained therein.

          5.18 UNDISCLOSED LIABILITIES. Neither CFN nor the Business has any debt, liability or obligation of any kind, whether accrued, absolute or otherwise, including, without limitation, any liability or obligation on account of taxes or any governmental charges or penalty, interest or fines, except (i) liabilities incurred in the ordinary course of business since August 31, 1996; and (ii) liabilities incurred in connection with the transactions contemplated by this Agreement.

          5.19 DISCLOSURE. No statement of fact by any member of the CFN Group contained in this Agreement and no written statement of fact furnished or to be furnished by any member of the CFN Group to Parent or Sub pursuant to or in connection with this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein contained not misleading.

          5.20 CONDUCT OF THE BUSINESS. Since August 31, 1996, none of Mellett, Smith, Reene or the CFN Shareholder has taken any action that would (a) obligate CFN or its assets or properties in any way; (b) result in the creation of any Lien on any of the assets or properties of CFN; or (c) have a material adverse effect on the Business or on the overall financial condition of CFN.

                                  ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub jointly and severally represent and warrant to CFN (which representations and warranties shall survive the Closing for a period of six (6) months) as follows:

          6.1 ORGANIZATION. Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Sub has the power and authority to own, lease and operate its properties and to carry on its business in the places where such properties are now owned, leased or operated as such business is now conducted.

          6.2 AUTHORIZATION; ENFORCEABILITY. The execution, delivery and performance of this Agreement and all of the documents and instruments required herein by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, are within the respective corporate power of Parent and Sub and have been duly authorized by their respective Boards of Directors, and all other necessary corporate action has been taken by Parent and Sub. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by Parent and Sub, the valid and binding obligations of Parent and Sub, as applicable, enforceable against Parent and Sub in accordance with their respective terms, subject only to bankruptcy, insolvency, reorganization, moratoriums or similar laws at the time in effect affecting the enforceability or right of creditors generally and by general equitable principles which may limit the right to obtain equitable remedies.

          6.3  ABSENCE OF CONFLICTING AGREEMENTS. Except as set forth on
     Schedule 6.3, neither the execution, delivery and performance of this
     ------------
     Agreement by Parent and Sub, nor the consummation of the Merger or any other transaction contemplated by this Agreement, does or will, after the giving of notice, or the lapse of time, or otherwise:

               (a) conflict with, result in a breach of, or constitute a default under, the respective Certificate of Incorporation or Bylaws of Parent or Sub, or any federal, state or local law, statute, ordinance, rule or regulations applicable to Parent or Sub, or any court or administrative order or process;

               (b) require the consent, waiver, approval, permit, license, clearance or authorization of, or any declaration or filing with, any court or governmental or public agency; or

               (c) require the consent of any person under any material contract, agreement, arrangement or commitment of any nature which Parent or Sub is a party to or bound by.

          6.4 BROKERS. Neither this Agreement nor the Merger or any other transaction contemplated by this Agreement was induced or procured through any Person acting on behalf of or representing Parent or Sub as broker, finder, investment banker, financial advisor or in any similar capacity.

          6.5 PARENT STOCK. When delivered to CFN stockholders in accordance with the terms hereof, the Parent Stock will be fully paid and nonassessable, and free and clear of all Liens, other than liens for taxes not yet due and payable.

          6.6 REVIEW OF CFN. Without limiting the representations and warranties of CFN set forth in Article V hereof, Parent and Sub have had the opportunity to review the manner in which the Business operates, including documentation with respect thereto, and have satisfied themselves with such operations.

                                ARTICLE VII

                              FURTHER AGREEMENTS


          7.1 FURTHER ASSURANCES. From time to time after the Closing Date, upon the reasonable request of Sub, CFN shall execute and deliver or cause to be executed and delivered such further instruments and take such further action as Sub may reasonably request in order more effectively to consummate fully the Merger and other transactions contemplated herein.

                                 ARTICLE VIII

                                 MISCELLANEOUS

          8.1 ENTIRE AGREEMENT; AMENDMENT; AND WAIVERS. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision or breach of this Agreement, whether or not similar, unless otherwise expressly provided.

          8.2 EXPENSES. Except as otherwise specifically provided herein, whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

          8.3 BENEFIT; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by Parent, Sub and CFN and their respective successors and assigns. This Agreement shall not be assigned by any party without the prior written consent of the other party; provided, however, that Sub may, without such consent, assign any or all of
     --------  -------
     its rights and obligations under this Agreement to any corporation, partnership, limited liability company or joint venture controlled by or under common control with Sub.

          8.4 NOTICES. All communications or notices required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date when actually delivered to an officer of the other party, or when sent by telecopy or facsimile machine to the number shown below, or when properly deposited for delivery by commercial overnight delivery service, prepaid, or by deposit in the United States mail, certified or registered mail, postage prepaid, return receipt requested, and addressed as follows, unless and until either of such parties notifies the other in accordance with this Section of a change of address or change of telecopy number:

          If to Parent:     IXL Holdings, Inc.
                            1465 Northside Drive, Suite 110
                            Atlanta, Georgia  30318
                            Attention: James V. Sandry, Executive Vice President
                            Telephone No.: (404) 351-4518
                            Telecopy No.: (404) 350-9823

          With a copy to:   MINKIN & SNYDER, P.C.
                            3060 Peachtree Road, Suite 1100
                            Atlanta, Georgia  30305
                            Attention:  James S. Altenbach, Esq.
                            Telephone No.: (404) 261-8000
                            Telecopy No.: (404) 261-5064

          If to CFN, the
          CFN Shareholder:  CONSUMER FINANCIAL NETWORK, INC.
                            2022 Powers Ferry Rd., Suite 210
                            Attention: Joseph Switzer
                            Telephone No.: (404) 267-1221
                            Telecopy No.: (404) 355-7298

          If to Mellett:    Edwin R. Mellett
                            725 West Conway Drive, N.W.
                            Atlanta, Georgia  30327

          If to Reene:      Michael W. Reene
                            704 Millport Pointe
                            Duluth, Georgia  30155

          If to Smith:      Derek V. Smith
                            15120 North Valleyfield Road
                            Alpharetta, Georgia  30201


          8.5 COUNTERPARTS; HEADINGS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

          8.6 SEVERABILITY. If any provision, clause or part of this Agreement or the application thereof under certain circumstances is held invalid, or unenforceable, the remainder of this Agreement, or the application of such provision, clause or part under other circumstances, shall not be affected thereby.

          8.7 GOVERNING LAW. This Merger Agreement, except to the extent that the DGCL or GBCC is mandatorily applicable to the Merger and the rights of the CFN Shareholders, shall be governed in all respects by the laws of the State of Georgia (without giving effect to the provisions thereof relating to conflicts of law).

          8.8 LIMITATION ON RECOVERY. Any prior provision in this Agreement, or in any agreement, certificate or other document executed or delivered in connection with this Agreement or its performance to the contrary notwithstanding:

               (a) Neither CFN, the CFN Shareholder, Mellett, Reene nor Smith, nor any two or more of them together, shall be obligated or liable for any damages resulting from or related to any breach or inaccuracy of any one or more representations, warranties or covenants, in the total aggregate for all such breaches, for any amount in excess of $125,000, and recovery for all such breaches, in the aggregate, shall be limited to $125,000. For purposes of satisfying any such claims, payment shall be made by delivering shares of Parent Stock received pursuant to Section 4.1(c) hereof; provided, however, that for purposes of determining the number of shares of Parent Stock required to be delivered in satisfaction of any such claim, the value of such Parent stock shall be deemed to be $250 per share, regardless of the actual value of such Parent Stock at the time any payment is required to be made hereunder.

               (b) Neither CFN, the CFN Shareholder, Mellett, Reene nor Smith shall be obligated or liable in any respect for any damages resulting from or in any manner related to the operation of the Business subsequent to August 31, 1996, whether or not in the ordinary course, unless such damages result from, or are otherwise attributable to, any breach or inaccuracy of the representation set forth in Section 5.20 hereof, in all respects, subject to Section 8.8(a) above.

          IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the day and year first above written.


                                             IXL MERGER CORP.



                                             By: /s/ James V. Sandry
                                                --------------------------------
                                             Name: James V. Sandry
                                             Title: Executive Vice President



                                             IXL HOLDINGS, INC.



                                             By: /s/ James V. Sandry
                                                --------------------------------
                                             Name: James V. Sandry
                                             Title: Executive Vice President



                 - SIGNATURES CONTINUE ON THE FOLLOWING PAGE -

                                        CONSUMER FINANCIAL NETWORK, INC.



                                        By: /s/ Joseph F. Switzer, Jr.
                                           -------------------------------------
                                        Name: Joseph F. Switzer, Jr.
                                             -----------------------------------
                                        Title:   President
                                              ----------------------------------


                                        MELLETT, REENE & SMITH, LLC



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------



                                        ----------------------------------------
                                        Derek V. Smith



                                        ----------------------------------------
                                        Michael W. Reene



                                        ----------------------------------------
                                        Edwin R. Mellett

                                        CONSUMER FINANCIAL NETWORK, INC.



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________



                                        MELLETT, REENE & SMITH, LLC



                                        By: /s/ Edwin R. Mellett
                                           -------------------------------------
                                        Name: __________________________________
                                        Title: _________________________________




                                        ________________________________________
                                        Derek V. Smith



                                        ________________________________________
                                        Michael W. Reene



                                        /s/ Edwin R. Mellett
                                        ----------------------------------------
                                        Edwin R. Mellett

                                        CONSUMER FINANCIAL NETWORK, INC.



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________




                                        MELLETT, REENE & SMITH, LLC



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________




                                        /s/ Derek V. Smith
                                        ----------------------------------------
                                        Derek V. Smith



                                        ________________________________________
                                        Michael W. Reene



                                        ________________________________________
                                        Edwin R. Mellett

                                        CONSUMER FINANCIAL NETWORK, INC.



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________



                                        MELLETT, REENE & SMITH, LLC



                                        By: ____________________________________
                                        Name: __________________________________
                                        Title: _________________________________




                                        ________________________________________
                                        Derek V. Smith



                                        /s/ Michael W. Reene
                                        ----------------------------------------
                                        Michael W. Reene



                                        ________________________________________
                                        Edwin R. Mellett

                                   EXHIBITS
                                   --------

Merger Certificate .............................................  Exhibit A
CFN's Closing Certificate ......................................  Exhibit B
Sub's Closing Certificate ......................................  Exhibit C

                                 SCHEDULE 3.1
                                 ------------

             CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION

                                SCHEDULE 5.1(A)
                                ---------------

                  ARTICLES OF INCORPORATION AND BYLAWS OF CFN

                                SCHEDULE 5.1(B)
                                ---------------

            ARTICLES OF ORGANIZATION AND OPERATING AGREEMENT OF MRS

                                 SCHEDULE 5.4
                                 ------------

                EXCEPTIONS TO ABSENCE OF CONFLICTING AGREEMENTS

                                 SCHEDULE 5.6
                                 ------------

                       EXCEPTIONS TO TITLE TO CFN ASSETS

                                SCHEDULE 5.7(A)
                                ---------------

                                   CONTRACTS

                                SCHEDULE 5.7(B)
                                ---------------

                            EXCEPTIONS TO CONTRACTS

                                SCHEDULE 5.8(A)
                                ---------------

                              INTANGIBLE PROPERTY

                                SCHEDULE 5.8(B)
                                ---------------

                       EXCEPTIONS TO INTANGIBLE PROPERTY

                                 SCHEDULE 5.9
                                 ------------

                                  LITIGATION

                                 SCHEDULE 5.11
                                 -------------

                                   INSURANCE

                                 SCHEDULE 5.13
                                 -------------

                                   EMPLOYEES

                                 SCHEDULE 6.3
                                 ------------

                            CONFLICTING AGREEMENTS